Exhibit 10(a)(6)

[Chaikin, Cohen, Rubin & Gilboa. Letterhead]

June 18, 2003

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the the inclusion in the Annual Report on Form 20-F of Scitex Corporation Ltd. (“Scitex”) for the fiscal year ended December 31, 2002 (the “Annual Report”), and to the incorporation by reference in the Registration Statement of Scitex on Form S-8 (Registration No. 33-34233, Registration No. 33-46861, Registration No. 33-87614, Registration No. 33-97622, Registration No. 33-97624 and Registration No. 33-39364), of our Report dated February 16, 2003, with respect to the financial statements Objet Geometries Ltd. as of December 31, 2002, which are included in the Annual Report.

Sincerely yours,

/s/ Chaikin, Cohen, Rubin & Gilboa
Chaikin, Cohen, Rubin & Gilboa
Certified Public Accountants (Isr.)